                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              Premier Parks Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
                        Common Stock, par value $0.01
    ---------------------------------------------------------------------------


    (2) Aggregate number of securities to which transaction applies:
                                  24,287,772
    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                Not Applicable
    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:
                                Not Applicable
    ---------------------------------------------------------------------------


    (5) Total fee paid:
                                Not Applicable
    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
                                Not Applicable
    ----------------------------------------------------------------------------


    (2) Form, Schedule or Registration Statement No.:
                                Not Applicable
    ---------------------------------------------------------------------------


    (3) Filing Party:
                                Not Applicable
    ---------------------------------------------------------------------------


    (4) Date Filed:
                                Not Applicable
    ---------------------------------------------------------------------------
Notes:

                              PREMIER PARKS INC.
                          11501 NORTHEAST EXPRESSWAY
                         OKLAHOMA CITY, OKLAHOMA 73131

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                                 MAY 23, 1996

                               ----------------

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Premier Parks Inc. (the "Company") will be held at 122 East 42nd Street, 49th Floor, New York, New York 10168 on Thursday, May 23, 1996, at 9:30 a.m., E.D.T., for the following purposes, all as more fully described in the attached Proxy
Statement:

    1. To elect six directors, to serve for the ensuing year and until their respective successors are elected and qualified.

    2. To approve the 1995 Stock Option and Incentive Plan and performance-based compensation under the 1995 Stock Option and Incentive Plan.

    3. To ratify the selection by the Company's Board of Directors of KPMG Peat Marwick LLP as independent public accountants of the Company for the year ending December 31, 1996.

    4. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

  The Board of Directors has fixed the close of business on April 9, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

  A copy of the Company's Annual Report for the year ended December 31, 1995 is enclosed.

  YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING OR ANY ADJOURNMENT THEREOF. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE MEETING AND YOUR COOPERATION IN THIS RESPECT WILL BE APPRECIATED.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                                     Richard A. Kipf
                                                        Secretary

Oklahoma City, Oklahoma
April 19, 1996

                              PREMIER PARKS INC.
                          11501 NORTHEAST EXPRESSWAY
                         OKLAHOMA CITY, OKLAHOMA 73131

                               ----------------

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 23, 1996

                               ----------------

  This Proxy Statement and the accompanying proxy are being furnished to stockholders of PREMIER PARKS INC. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 122 East 42nd Street, 49th Floor, New York, New York 10168 on Thursday, May 23, 1996, at 9:30 a.m., E.D.T., and at any and all adjournments thereof.

  If the enclosed proxy is properly signed and returned, your shares will be voted on all matters that properly come before the Annual Meeting for a vote. If instructions are specified in your signed proxy with respect to the matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are so specified, your shares will be voted FOR the election of directors named in Proposal 1, FOR the approval of Proposal 2 (approval of the Company's 1995 Stock Option and Incentive Plan and performance-based compensation under the 1995 Stock Option and Incentive Plan) and FOR the approval of Proposal 3 (ratification of independent public accountants for the year ending December 31, 1996). Your proxy may be revoked at any time prior to being voted by: (i) filing with the Secretary of the Company (Richard A. Kipf), at the above address, written notice of such revocation, (ii) submitting a duly executed proxy bearing a later date or
(iii) attending the Annual Meeting and giving the Secretary notice of your intention to vote in person.

  On or about April 19, 1996, this Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the year ended December 31, 1995, including financial statements, are to be mailed to each stockholder of record at the close of business on April 9, 1996.

  WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO SIGN AND RETURN THE ACCOMPANYING PROXY REGARDLESS OF THE NUMBER OF SHARES YOU OWN. Shares can be voted at the Annual Meeting only if the holder is represented by proxy or is present.

                              REVERSE STOCK SPLIT

  Subsequent to the date of this Proxy Statement and prior to the date of the Annual Meeting, the Company will file with the Secretary of State of Delaware a Certificate of Amendment (the "Amendment") to its Certificate of Incorporation. The Amendment will effect a 5 for 1 reverse stock split (the "Reverse Split") of the Company's Common Stock (the "Common Stock"), par value $0.01 per share (before the Reverse Split) and $0.05 per share (after the Reverse Split). The Amendment will also change the number of authorized shares of Common Stock from 45,000,000 to 30,000,000. Unless otherwise indicated, all share information in this Proxy Statement gives effect to the Reverse Split. Fractional shares will be issued in the Reverse Split. However, for presentation purposes, all share amounts herein have been rounded to the nearest whole share.

                               VOTING SECURITIES

  The Board of Directors has fixed the close of business on April 9, 1996 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. As of that date, the Company had issued and outstanding 24,287,772 shares of Common Stock (4,857,554 shares after giving effect to the Reverse Split) and 200,000 shares of Series A 7% Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), the Company's only classes of voting securities outstanding. Each stockholder of the Company will be entitled to one vote for each share of Common Stock and 12.12 votes for each share of Preferred Stock, in each case registered in his name on the record date. Except in limited circumstances, the Common Stock and Preferred Stock vote together as a single class. A majority of all of the outstanding shares of Common Stock and Preferred Stock, considered together as one class, constitutes a quorum at the Annual Meeting.

  Neither abstention votes nor any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

                   STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                              BENEFICIAL HOLDERS

  The following table sets forth certain information as of March 1, 1996 (except as noted below) as to Common Stock and Preferred Stock owned by (a) each of the Company's current directors, (b) all current directors and officers of the Company as a group, and (c) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock or Preferred Stock, as the case may be.

                                SHARES OF                   SHARES OF                  PERCENT OF
     NAME AND ADDRESS OF       COMMON STOCK    PERCENT   PREFERRED STOCK   PERCENT      COMBINED
      BENEFICIAL OWNER      BENEFICIALLY OWNED OF CLASS BENEFICIALLY OWNED OF CLASS VOTING POWER(15)
     -------------------    ------------------ -------- ------------------ -------- ----------------
   Kieran E. Burke(1).....        142,061         2.9            --           --           *
   Paul A. Biddelman(2)...      2,929,576        45.3        132,400         66.2         40.2
   James F. Dannhauser(3).         22,000         *              --           --           *
   Michael E.
    Gellert(4)(5).........      1,369,234        27.5          9,500          4.8         18.8
   Gary Story(6)..........         32,000         *              --           --           --
   Jack Tyrrell(7)........        904,364        17.7         20,000         10.0         12.4
   Robert J.
    Gellert(5)(8).........      1,261,947        26.0            --           --          17.3
    122 East 42nd Street
    New York, New York
     10168
   Windcrest                    1,136,025        23.4            --           --          15.6
    Partners(5)(9)........
    122 East 42nd Street
    New York, New York
    10168
   Lawrence, Tyrrell,
    Ortale & Smith II,            661,940        13.6            --           --           9.1
    L.P.(10)..............
    Lawrence, Tyrrell,
    Ortale & Smith
    3100 West End Avenue,
    Suite 500
    Nashville, TN 37203
   Hanseatic                    2,929,576        45.3        132,400         66.2         40.2
    Corporation(11).......
    Wolfgang Traber
    450 Park Avenue
    New York, New York
    10152
   David A. Jones(12).....        477,247         9.8         10,000          5.0          6.6
    500 West Main Street
    Louisville, KY 40201
   Richland Ventures,             242,424         5.0         20,000         10.0          3.3
    L.P.(13)..............
    3100 West End Avenue
    Suite 500
    Nashville, TN 37202
   All directors and
    officers as a
    group(14) (8 persons).      5,402,834        77.7        161,400         80.7         74.2

- --------
  *Less than one percent
 (1) Includes 47,302 shares of Common Stock and warrants and options to purchase 94,759 shares of Common Stock for his own account as to which Mr. Burke has sole voting and investment power.
 (2) Represents shares beneficially owned by Hanseatic Corporation ("Hanseatic"), a private investment company, of which Mr. Biddelman is treasurer. See Footnote (11) below.
 (3) Includes 11,000 shares of Common Stock for his own account and 11,000 shares of Common Stock beneficially owned by Lepercq, de Neuflize & Co. Incorporated ("Lepercq"), an investment banking firm, of which Mr. Dannhauser is a managing director. Mr. Dannhauser disclaims beneficial ownership of the shares held by Lepercq.
 (4) Includes 9,000 shares of Preferred Stock and 204,834 shares of Common Stock (including 109,091 shares isssuable upon conversion of such shares of Preferred Stock) for his own account, as to which Mr. Gellert has sole voting and investment power. Also includes 1,136,025 shares of Common Stock beneficially owned by Windcrest Partners, a New York limited partnership ("Windcrest") which shares voting and investment power with its general partners, Michael E. Gellert and Robert J. Gellert. Also includes 500 shares of Preferred Stock and 28,375 shares of Common Stock beneficially owned by Michael E. Gellert's daughter who resides in his household, of which 6,061 represent shares of Common Stock issuable upon conversion of such shares of the Preferred Stock. Mr. Gellert disclaims beneficial ownership of all shares beneficially owned by his daughter.
 (5) Members of the Gellert family and entities controlled by them beneficially own in the aggregate 1,570,436 shares of Common Stock. Such shares represent 32.3% of the Company's outstanding Common Stock. See footnotes (4), (8) and (9).
 (6) Includes 32,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Story, as to which he has sole voting and investment power.
 (7) Includes 200,000 shares of Common Stock beneficially owned by Lawrence, Tyrrell, Ortale & Smith ("LTOS"); 461,940 shares of Common Stock beneficially owned by Lawrence, Tyrrell, Ortale & Smith II, L.P. ("LTOS II"); and 20,000 shares of Preferred Stock and 242,424 shares of Common Stock issuable upon conversion thereof beneficially owned by Richland Ventures, L.P. ("Richland"). Mr. Tyrrell, who is a general partner of the respective general partners of LTOS and LTOS II and a general partner of Richland, disclaims beneficial ownership of all such shares.
 (8) Includes 2,514 shares of Common Stock for his own account, as to which he has sole voting and investment power; 49,597 shares as agent for 30 other persons and entities with whom he shares voting and investment power; 2,168 shares as trustee for Michael E. Gellert's sister with respect to which he shares voting and investment power with Peter J. Gellert (who holds these shares as agent); 5,559 shares as trustee of irrevocable trusts for the benefit of Michael E. Gellert's children as to which he has sole voting and investment power; 1,084 shares as trustee of an irrevocable trust for the benefit of his brother as to which he has sole voting and investment power; 1,136,025 shares owned by Windcrest which shares voting and investment power with its general partners, Michael E. Gellert and Robert J. Gellert; and 65,000 shares beneficially owned by Lexfor Corporation of which he is President and a director, as to which he shares voting and investment power with the other officers and directors. Michael E. Gellert disclaims beneficial ownership of the shares owned by the trusts for the benefit of his children.
 (9) Windcrest shares voting and investment power with its general partners, Michael E. Gellert and Robert J. Gellert.
(10) Includes 200,000 shares of Common Stock beneficially owned by LTOS and 461,940 shares beneficially owned by LTOS II. LTOS and LTOS II may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(11) Represents 1,324,728 shares of Common Stock and 132,400 shares of Preferred Stock beneficially owned by Hanseatic and 1,604,848 shares of Common Stock issuable upon conversion of such shares of Preferred Stock. Mr. Traber holds a majority of the shares of capital stock of Hanseatic and thus may be deemed to beneficially own the Common Stock and Preferred Stock held by Hanseatic. Of such shares, 1,232,762 shares of Common Stock and 111,400 shares of Preferred Stock (together with 1,350,303 shares of Common Stock issuable upon conversion of such shares of Preferred Stock) are held by Hanseatic Americas LDC, a Bahamian limited duration company in which the sole managing member is Hansobel Partners LLC, a Delaware limited liability company in which the sole managing member is Hanseatic; and the remaining shares are held by Hanseatic for discretionary customer accounts. Information has been derived from Amendment No. 5 to Schedule 13D, dated March 11, 1996.
(12) Includes 356,035 shares of Common Stock and 10,000 shares of Preferred Stock beneficially owned by Mr. Jones and 121,212 shares of Common Stock issuable upon conversion of such shares of Preferred Stock. Information has been derived from Amendment No. 3 to Schedule 13D, dated August 25, 1995.
(13) Includes 20,000 shares of Preferred Stock and 242,424 shares of Common Stock issuable upon conversion thereof beneficially owned by Richland Ventures, L.P.
(14) The share amounts listed include Common Stock that the following persons have the right to acquire within 60 days from March 1, 1996: Kieran E. Burke, 94,759 shares (see footnote (1)); Paul A. Biddelman, 1,604,849 shares (see footnote (2)); Jack Tyrrell, 242,424 (see footnote (7)); Michael E. Gellert, 115,152 (see footnote (4)); Gary Story, 32,000 shares (see footnote (6)); and all directors and officers as a group, 2,092,783 shares. Such share amounts do not include options to purchase an aggregate of 193,000 shares of Common Stock granted to certain officers of the Company under the 1995 Stock Option and Incentive Plan, which plan and grants are subject to stockholder approval at the Annual Meeting. See Proposal 2.

(15) The percentage of combined voting power for each of the beneficial owners specified was obtained by dividing the aggregate shares of Common Stock held by such person (including shares of Common Stock issuable upon conversion of shares of Preferred Stock held by such person but excluding shares of Common Stock issuable upon exercise of options and warrants) by the aggregate voting power of the outstanding Common Stock and Preferred Stock.

  COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Section 16(a) of the Exchange Act requires officers and directors of the Company and persons who own more than ten-percent of the Common Stock, to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file.

  To the Company's knowledge, based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no additional forms were required for those persons, during 1995 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The Company's Board of Directors currently consists of six members. At the Annual Meeting six directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the persons listed below, unless the proxy is marked to indicate that such authorization is expressly withheld. Should any of the listed persons be unable to accept nomination or election (which the Board of Directors does not expect), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board of Directors may recommend. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a plurality vote of the voting power of those shares of Common Stock and Preferred Stock, voting together as a single class, represented at the meeting.

INFORMATION CONCERNING NOMINEES

                                         YEAR
                             AS OF     ELECTED
          NAME           MARCH 1, 1996 DIRECTOR         POSITION WITH THE COMPANY
          ----           ------------- --------         -------------------------
Kieran E. Burke(1)......       38        1989   Director, Chairman of the Board and
                                                 Chief Executive Officer
Gary Story(2)...........       40        1994   Director, President and Chief Operating
                                                 Officer
James F. Dannhauser(3)..       43        1992   Chief Financial Officer and Director
Paul A. Biddelman(4)....       50        1992   Director
Michael E. Gellert(5)...       64        1989   Director
Jack Tyrrell(6).........       49        1992   Director

- --------
(1) Mr. Burke became Chief Executive Officer and a director of the Company on October 18, 1989 and became Chairman of the Board on June 28, 1994. From 1989 through June 1994, he was President of the Company. Mr. Burke also serves as a director of Blue Ridge Real Estate Company and Big Boulder Corporation.
(2) Mr. Story became President and a director of the Company on June 28, 1994. From January 1992 through June 1994, he was the Company's Executive Vice President and Chief Operating Officer. Prior to that time, he had been General Manager of the Company's Frontier City theme park for more than five years.
(3) Mr. Dannhauser became a director of the Company on December 14, 1992 and Chief Financial Officer of the Company on October 1, 1995. Mr. Dannhauser has been a managing director of Lepercq, an investment banking firm, since October 1990.
(4) Mr. Biddelman became a director of the Company on December 14, 1992. Since April 1992, Mr. Biddelman has been treasurer of Hanseatic, a private investment company. See "Stock Ownership of Management and Certain Beneficial Holders." Hanseatic is an affiliate of the Company. From January 1991 through March

    1992, Mr. Biddelman was managing director of Clements Taee Biddelman Incorporated, a financial advisory firm. Mr. Biddelman also serves as a director of Electronic Retailing Systems International, Inc., Insituform Technologies, Inc., Petroleum Heat and Power Co., Inc., Star Gas Corporation (General Partner of Star Gas Partners, L.P.), TLC Beatrice International Holdings, Inc. and Celadon Group, Inc.
(5) Mr. Gellert became a director of the Company on March 15, 1989. He previously served as a Director of the Company or as a Trustee of Tierco, a Massachusetts business trust and predecessor of the Company, from 1979 until 1986. From June 1989 through June 1994, he also served as the Chairman of the Board of the Company. Mr. Gellert is a General Partner of Windcrest. Windcrest, the principal business of which is private investing, is an affiliate of the Company (see "Stock Ownership of Management and Certain Beneficial Holders"). Mr. Gellert serves as a director of Devon Energy Corp., The Harvey Group, Inc., Humana Inc., Regal Cinemas, Inc., Seacor Holdings, Inc. and The Putnam Trust Company of Greenwich Advisory Board of The Bank of New York.
(6) Mr. Tyrrell became a director of the Company on December 14, 1992. For more than five years, Mr. Tyrrell has been a general partner of Lawrence Venture Partners, a general partnership, the principal business of which is that of acting as general partner of LTOS, a private investment limited partnership. Mr. Tyrrell is also a general partner of LTOS II Partners, a limited partnership, the principal business of which is that of acting as general partner of LTOS II, a private investment limited partnership. Mr. Tyrrell is also a general partner of Richland, a private investment limited partnership. See "Stock Ownership of Management and Certain Beneficial Holders." LTOS, LTOS II and Richland may be deemed affiliates of the Company. Mr. Tyrrell also serves as a director of National Health
    Investors, Inc. and Regal Cinemas, Inc.

                               ----------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  During the year ended December 31, 1995, the Company's Board of Directors held six meetings. During 1995, each of the directors of the Company attended all of the meetings of the Board of Directors and all meetings of committees of the Board of which such director was a member.

  The Board has designated a Compensation Committee and an Audit Committee. The members of the Compensation Committee at March 1, 1996 were Messrs. Biddelman and Tyrrell. The Compensation Committee, which met twice during 1995, reviews management's recommendations with respect to executive compensation and employee benefits and makes recommendations to the Board as to such matters. Additionally, the Compensation Committee administers the Company's 1993 Stock Option and Incentive Plan and will administer its 1995 Stock Option and Incentive Plan. See "Executive Compensation" and "Proposal 2--Approval of the 1995 Stock Option and Incentive Plan and performance-based compensation under the 1995 Stock Option and Incentive Plan."

  The members of the Audit Committee at March 1, 1996 were Messrs. Gellert and Biddelman. The Audit Committee, which met once during 1995, recommends to the Board the accounting firm to be selected by the Board as independent public accountants of the Company, and acts on behalf of the Board in reviewing with the independent public accountants, the chief financial and accounting officers of the Company and other appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, and the adequacy of financial, accounting and operating controls. The Audit Committee reviews the results of audits with the Company's independent public accountants and reports thereon to the Board. The Audit Committee also submits to the Board recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting and operating controls and safeguards.

COMPENSATION OF DIRECTORS

  During the year ended December 31, 1995, directors did not receive any compensation for serving as such; however, they were reimbursed for expenses attendant to Board and committee membership. Commencing in 1996, directors who are not employees of the Company will receive, in addition to such reimbursement, $15,000 per annum for serving on the Board, payable at their election in cash or shares of Common Stock.

                            EXECUTIVE COMPENSATION

  The following table discloses compensation received by the Company's Chief Executive Officer and Chief Operating Officer for each of the three years ended December 31, 1995. Messrs. Burke and Story are the only executive officers of the Company whose annual salary and bonus exceeded $100,000 in 1995.

SUMMARY COMPENSATION TABLE

                                                              RESTRICTED  SECURITIES
        NAME AND                                 OTHER ANNUAL    STOCK    UNDERLYING  ALL OTHER
 PRINCIPAL POSITION(1)   YEAR SALARY($) BONUS($) COMPENSATION AWARD(S)($) OPTIONS(#) COMPENSATION
 ---------------------   ---- --------- -------- ------------ ----------- ---------- ------------
Kieran E. Burke......... 1995 $307,500  $150,000     --           --       100,000       (2)
 Chairman of the Board,  1994  290,000       --      --           --        10,000       (2)
 Chief Executive Officer 1993  265,000    40,000     --           --        76,200       (2)
 and Director
Gary Story.............. 1995 $214,583  $100,000                            50,000       (2)
 President, Chief        1994  200,000       --      --           --        20,000       (2)
 Operating Officer and   1993  140,000    70,000     --           --        40,000       (2)
 Director

- --------
(1) James F. Dannhauser became Chief Financial Officer of the Company on October 1, 1995. Mr. Dannhauser's annual salary is $125,000, and he received, subject to stockholder approval of Proposal 2 at the Annual Meeting, options to acquire 40,000 shares of Common Stock during 1995.

(2) The Company has concluded that, as to each named executive officer for each year shown, all personal benefits paid or provided did not exceed the lesser of $50,000 or 10% of the salary and bonus reported for such officer above. During 1995, the Company did not have any defined contribution plans or pension or other defined benefit or retirement plans, other than a qualified, contributory 401(k) plan. All regular employees are eligible to participate in the 401(k) plan if they have completed one full year of service and are at least 21 years old. Except with respect to the former employees of Funtime Parks, Inc. ("Funtime"), which the Company acquired in August 1995, the Company did not match contributions made by employees in 1995. None of the former employees of Funtime are executive officers of the Company. The accounts of all participating employees are fully vested.

OPTIONS GRANTS IN LAST FISCAL YEAR

  At the Annual Meeting, the Company's stockholders will vote on whether to approve the Company's 1995 Stock Option and Incentive Plan (the "Stock Incentive Plan"). See Proposal 2. The Stock Incentive Plan provides for the grant of options ("Options") to purchase Common Stock. Such Options may be either options that are intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or options that do not so qualify ("Non-Qualified Options"). The Stock Incentive Plan also provides for the grant of stock appreciation rights ("SARs") in tandem with Options. An SAR granted in tandem with an Option (a "tandem SAR") permits the optionee to surrender his Option to the Company for cancellation and receive an amount (in cash or shares of Common Stock) equal to the excess, if any, of (i) the fair market value at the time of surrender of the shares of Common Stock subject to the Option over
(ii) the exercise price of the Option.

  The following table shows the grants of Options under the Stock Incentive Plan that were made to the named executive officers during the year ended December 31, 1995. None of those Options is exercisable unless stockholder approval of the Stock Incentive Plan is obtained at the Annual Meeting. The amount shown as the potential realizable value of the Options is based on an arbitrarily assumed annualized rate of stock price appreciation of either five percent or ten percent over the seven-year term of the Options. During 1994, a limited, highly illiquid trading market developed for the Common Stock. The Board of Directors does not believe that this limited market activity represents an established, reliable trading market for the Common Stock. The Compensation Committee of the Board of Directors determined that $1.65 (before giving effect to the Reverse Split) or $8.25 (after giving effect to the Reverse Split) was the fair market value of the Common Stock on the date Options were granted under the Stock Incentive Plan. Accordingly, $8.25 per share was used below as the starting point to calculate potential appreciation in the value of the Common Stock. Because the exercise price of the Options is equal to the value of the Options on the date the Options were granted, optionees will not realize any benefit from the Options unless there is an increase in stock price of the Common Stock. Such an increase would benefit all stockholders proportionately. THE POTENTIAL REALIZABLE VALUE OF THE OPTIONS IS BASED SOLELY ON ARBITRARILY ASSUMED RATES OF APPRECIATION AS REQUIRED BY APPLICABLE SEC REGULATIONS. ACTUAL GAINS, IF ANY, ON OPTION EXERCISES AND COMMON STOCK HOLDINGS ARE DEPENDENT ON THE FUTURE PERFORMANCE OF THE COMMON STOCK AND ON OVERALL MARKET CONDITIONS. THERE CAN BE NO ASSURANCE THAT AN ESTABLISHED TRADING MARKET WILL DEVELOP FOR THE COMMON STOCK OR, IF SUCH A MARKET DEVELOPS, THAT THE POTENTIAL REALIZABLE VALUES SHOWN IN THIS TABLE WILL BE ACHIEVED.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF STOCK
                                                                                     PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                         FOR OPTION TERM
                         ---------------------------------------------------------- ----------------------
                                        % OF TOTAL
                           SHARES         OPTIONS
                         UNDERLYING     GRANTED TO       EXERCISE
          NAME           OPTIONS (#) EMPLOYEES IN 1995 PRICE ($/SH) EXPIRATION DATE     5%        10%
          ----           ----------- ----------------- ------------ --------------- ---------- -----------
Kieran E. Burke.........   100,000         40.32%         $8.25     August 31, 2002 $  340,000 $  785,000
Gary Story..............    50,000         20.16%         $8.25     August 31, 2002 $  170,000 $  392,500

                 AGGREGATE OPTION EXERCISES AND OPTION VALUES

  The following table provides information on Option exercises in 1995 by each of the named executive officers and the value of such officers' unexercised Options at December 31, 1995.

                                                   NUMBER OF SHARES UNDERLYING  VALUE OF UNEXERCISED IN-THE-
                                                      UNEXERCISED OPTIONS AT          MONEY OPTIONS AT
                            SHARES                    DECEMBER 31, 1995 (#)       DECEMBER 31, 1995 ($)(1)
                         ACQUIRED ON     VALUE     ---------------------------- ----------------------------
          NAME           EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE(2) EXERCISABLE UNEXERCISABLE(2)
          ----           ------------ ------------ ----------- ---------------- ----------- ----------------
Kieran E. Burke.........     --           --         94,759        136,480       $940,072       $768,902
Gary Story..............     --           --         32,000         78,000       $240,000       $441,250

- --------
(1) During 1994, a limited trading market developed for the Common Stock. Amount shown is based on $13.125 per share, the average of the closing bid and asked prices of the Common Stock (as reported on The Pink Sheets(R) and the OTC Bulletin Board) on December 29, 1995 adjusted for the Reverse Split. The Company does not believe that this highly illiquid market constitutes an established trading market for the Common Stock.

(2) Because options granted in 1995 to the named individuals under the Stock Incentive Plan are not exercisable unless the stockholders approve the Stock Incentive Plan at the Annual Meeting (see Proposal 2), all such options are listed under the column entitled "Unexercisable."

REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee of the Board of Directors administers the Company's executive compensation program.

  The goals of the Company's executive compensation program are to:

  . Provide compensation levels that enable the Company to attract, retain and motivate its executives;

  . Tie individual compensation to individual performance and the success of the Company; and

  . Align executives' financial interests with those of the Company's stockholders through potential stock ownership.

SALARIES

  Each executive officer's base salary is reviewed annually based on management recommendations, in the case of executive officers other than the Chairman and Chief Executive Officer, and data regarding the salaries of executives with similar responsibilities in certain companies comparable in size or in comparable lines of business. In addition, the Compensation Committee considers individual performance, length of tenure, prior experience and level of responsibility. None of these factors is assigned a specific weight. Based on these factors, the Compensation Committee increased the Chief Executive Officer's salary, effective September 16, 1995, to $350,000, representing an approximate 21% increase over his 1994 salary. This increase was in part based on the Chief Executive Officer's role in the Company's 1995 acquisition of Funtime (the "Acquisition").

INCENTIVE COMPENSATION

  The Company does not have a formal cash incentive compensation program, but does award annual cash bonuses to selected executive officers. In cases other than the Chairman and Chief Executive Officer, annual bonuses are recommended to the Compensation Committee by the Chairman at the end of each year. In the case of the Chairman and Chief Executive Officer, the Compensation Committee determines the amount, if any, of annual bonuses. Individual bonus awards are based on Company-wide and individual performance for the previous fiscal year, taking into account both qualitative and quantitative factors. Quantitative factors include revenues and earnings before interest, taxes and depreciation (EBITDA). During 1995 and due in large part to the Acquisition, the Company's revenues and EBITDA increased by approximately 67% and 69%, respectively, over 1994 levels. Qualitative factors include initiative, business judgment, level of responsibility and management skills. Based on these factors and the Chief Executive Officer's role in the Acquisition, the Compensation Committee granted a $150,000 bonus to the Chief Executive Officer in respect of 1995.

LONG-TERM INCENTIVE

  In 1995, the Company's Compensation Committee authorized the granting of Options to purchase an aggregate of 248,000 shares of Common Stock, including Options to purchase 100,000 shares and 50,000 shares granted to Kieran E. Burke, Chairman and Chief Executive Officer, and Gary Story, President and Chief Operating Officer, respectively. These grants are subject to the stockholders' approval of the 1995 Stock Incentive Plan at the Annual Meeting. In determining the number of Options so granted, the Committee considered the level of each optionee's responsibility, the optionee's role in the Acquisition, his potential impact on the Company's performance, as well as the number of Options granted in prior years. The Company does not have a target ownership level for equity holdings in the Company by senior management and other key employees.

  All Options granted in 1995 have a term of seven years and vest 20% on the date of grant and an additional 20% after each of the next four years. Such options are fully-vested and exercisable four years after the date of grant. The Options granted in 1995 have an exercise price of $8.25 per share, representing the Committee's determination of the fair market value of the Common Stock on the date of grant.

                                          Paul A. Biddelman
                                          Jack Tyrrell

CERTAIN TRANSACTIONS INVOLVING MEMBERS OF THE COMPENSATION COMMITTEE

  As more fully disclosed under "Certain Transactions" below, in August 1995, in connection with the Acquisition, the Company paid financial advisory fees in the amount of $475,000 to Hanseatic, of which Paul A. Biddelman, a director and member of the Compensation Committee of the Company, is treasurer. In addition, in connection with a private placement by the Company consummated on August 15, 1995, Hanseatic purchased 132,400 shares of Preferred Stock, and Richland, of which Jack Tyrrell, a director and member of the Compensation Committee of the Company is a general partner, purchased 20,000 shares of Preferred Stock.

                               PERFORMANCE GRAPH

  The following table shows a comparison of the five year cumulative total return to stockholders (assuming all dividends were reinvested) for the Company, the Standard & Poor's ("S&P") 500 Stock Index and the Standard & Poor's Leisure Time Index. During the period October 1990 through June 1994, no trading market existed for the Common Stock and the Company was unable to obtain any price quotations for its Common Stock. Subsequent to June 1994, The Pink Sheets and the OTC Bulletin Board commenced reporting of bid and asked quotations for the Common Stock under the symbol PARK. These quotations reflect inter-dealer prices, without mark-up, mark-down or commission and do not necessarily represent actual transactions. THE COMPANY BELIEVES THAT THE TRADING MARKET FOR ITS COMMON STOCK REMAINS HIGHLY ILLIQUID AND THAT THE FOLLOWING PRICING INFORMATION SHOULD NOT BE DEEMED TO INDICATE THAT AN ESTABLISHED TRADING MARKET EXISTS.

                             [SEE ATTACHED GRAPH]


                                  BASE PERIOD RETURN RETURN RETURN RETURN RETURN
       COMPANY/INDEX NAME            1990      1991   1992   1993   1994   1995
       ------------------         ----------- ------ ------ ------ ------ ------
Premier Parks Inc.*..............     100         NA     NA     NA 163.64 381.82
S&P 500 Index....................     100     130.47 140.41 154.56 156.60 215.45
S&P Leisure Time Index...........     100     147.66 174.41 189.78 184.31 233.53

- --------
* The Common Stock was not publicly traded between October 15, 1990 and June 1994. The return for 1994 was calculated using a beginning point of the October 15, 1990 price.

CERTAIN TRANSACTIONS

  In connection with the Acquisition and related financings, the Company paid investment banking and financial advisory fees in the amount of $800,000 and $475,000 to Lepercq and Hanseatic, respectively. James F. Dannhauser, a director of the Company, is a managing director of Lepercq and Paul A. Biddelman, also a director of the Company, is the treasurer of Hanseatic. On October 1, 1995, Mr. Dannhauser became Chief Financial Officer of the Company.

  Hanseatic purchased 132,400 shares of Preferred Stock in a private placement by the Company consummated on August 15, 1995. In addition, in that placement, Richland, of which Jack Tyrrell, a director of the Company, is a general partner, and Michael Gellert, a director of the Company, purchased 20,000 and 10,600 shares of Preferred Stock, respectively. Mr. Gellert's daughter purchased 500 shares of Preferred Stock in the placement.

  In November 1990, the Company entered into an office lease. A portion of the office space is being used by Windcrest. The Company and Windcrest have agreed to allocate 50% of the monthly rental payments to Windcrest. During 1995, Windcrest paid the Company approximately $68,000 with respect to such office space.

  PROPOSAL 2: APPROVAL OF THE 1995 STOCK OPTION AND INCENTIVE PLAN AND
              PERFORMANCE-BASED COMPENSATION UNDER THE 1995 STOCK OPTION AND INCENTIVE PLAN

GENERAL

  Subject to the approval of the Company's stockholders, the Board of Directors of the Company adopted the 1995 Stock Option and Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan is intended to help the Company to attract, retain and motivate key employees (including officers) of the Company. The Company has approximately 200 full-time employees.

  The Stock Incentive Plan provides for the grant of options ("Options") to purchase Common Stock that are intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code as well as options that do not so qualify ("Non-Qualified Options"). The Stock Incentive Plan also provides for the grant of stock appreciation rights ("SARs") in tandem with Options. An SAR granted in tandem with an Option (a "tandem SAR") permits an optionee to surrender his Option to the Company for cancellation and receive an amount (in cash or shares of Common Stock) equal to the excess, if any, of
(i) the fair market value at the time of surrender of the shares of Common Stock subject to the Option over (ii) the exercise price of the Option.

GRANTS PURSUANT TO THE STOCK INCENTIVE PLAN

  Pursuant to the Stock Incentive Plan, through March 31, 1996, the Company granted Options to purchase an aggregate of 248,000 shares of Common Stock, all of which were Incentive Options. Of such Options, 100,000 were granted to Kieran E. Burke, Chairman of the Board and Chief Executive Officer of the Company, 50,000 were granted to Gary Story, President and Chief Operating Officer of the Company, 190,000 were granted to executive officers of the Company who are also directors and nominees for reelection at the Annual Meeting (including Messrs. Burke and Story) and 193,000 were granted to all executive officers as a group. See "Executive Compensation." All of the Options granted to date have a term of seven years and an exercise price of $8.25 per share, which is the amount determined by the Compensation Committee to have been the fair market value of the Common Stock on the date of grant of the Options (after adjustment for the Reverse Split). The Options become exercisable 20% upon grant and 20% per year after each of the next four years. If individual Option agreements so provide, Options become fully exercisable following a "change of control" of the Company. None of the Options will become exercisable unless stockholders approve the Stock Incentive Plan at the Annual Meeting.

BACKGROUND OF STOCKHOLDER APPROVAL REQUIREMENT

  Stockholder approval of the Stock Incentive Plan is required for options granted under the Plan to qualify as Incentive Options under Section 422 of the Code. For this purpose, stockholders must approve a plan that designates the aggregate number of shares which may be issued under the plan and the class of employees eligible to receive options under the plan. Stockholder approval must be obtained within 12 months after adoption of the plan by the Board of Directors. In addition, stockholder approval of the Stock Incentive Plan is required in order for transactions by optionees with respect to the Options and underlying shares to be exempt from certain requirements under
Section 16(b) of the Exchange Act.

  Section 162(m) of the Code disallows a tax deduction for compensation in excess of $1 million that is paid to certain employees of a corporation whose common stock is subject to the registration requirement of Section 12 of the Exchange Act. However, this limitation does not apply to "qualified performance-based compensation." Pursuant to Treasury Regulation Section 1.162-27 promulgated under Section 162(m) of the Code, in order for grants under the Stock Incentive Plan to satisfy the requirements to be "qualified performance-based compensation," it is necessary to obtain stockholder approval of the class of employees eligible to receive grants under the Stock incentive Plan, the business criteria to be used in making such grants (except in the case of options or SARs for which the exercise price is equal to the fair market value of the underlying stock on the grant date), the maximum number of shares with respect to which grants can be made to any one employee under the Stock Incentive Plan and the exercise price of any Options or SARs or stock purchase price of any incentive stock awards. Another requirement for "qualified performance-based compensation" is that grants under the plan be made by a compensation committee consisting solely of two or more "outside directors," within the meaning of Treasury Regulation Section 1.162-27(e)(3).

  The following "Description of the Stock Incentive Plan" summarizes the principal features of the Stock Incentive Plan and sets forth those matters as to which stockholder approval is required as described above. This summary is qualified in its entirety by reference to the specific provisions of the Stock Incentive Plan, the full text of which is set forth in Exhibit A to this Proxy Statement. A vote in favor of Proposal 2 "Approval of the 1995 Stock Option and Incentive Plan and Performance-Based Compensation Under the 1995 Stock Option and Incentive Plan" shall be treated as the stockholder's approval of the Stock Incentive Plan and, specifically, the description below of the class of employees eligible to receive grants, the maximum number of shares as to which grants can be made to any one employee and the aggregate number of shares that can be issued in each case under the Stock Incentive Plan.

  The Company does not presently intend either to grant options or SARs with an exercise price that is less than the fair market value of the Common Stock on the date of grant or to make incentive stock awards to purchase Common Stock at below market prices. Any such options or SARs that are granted or incentive stock awards that are made will not satisfy the "qualified performance-based compensation" exception to Section 162(m) absent stockholder approval of the business criteria on which are based the performance goals that are the basis for such grants or awards.

DESCRIPTION OF THE STOCK INCENTIVE PLAN

  The following is a summary of the principal features of the Stock Incentive Plan. This summary is qualified in its entirety by reference to the specific provisions of the Stock Incentive Plan, the full text of which is set forth in Exhibit A to this Proxy Statement.

 Administration of the Stock Incentive Plan

  The Stock Incentive Plan will be administered by a compensation committee (the "Compensation Committee") which is appointed by the Board of Directors. The Compensation Committee consists of two members of the Board, neither of whom is or has been eligible at any time for the grant of Options or SARs under the Stock Incentive Plan and each of whom is an "outside director" within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Compensation Committee is authorized to interpret the Stock Incentive Plan, adopt and amend rules and regulations relating to the Stock Incentive Plan, and determine the recipients, form, and terms of Options and SARs granted under the Stock Incentive Plan. All Options and SARs must be evidenced by a written agreement.

 Shares Available

  Under the Stock Incentive Plan, the maximum number of shares of Common Stock that may be subject to Options or SARs may not exceed an aggregate of 270,000 shares (after giving effect to the Reverse Split). The maximum number of shares will be adjusted in certain events, such as a stock split, reorganization or recapitalization. If a tandem SAR is exercised, the Option that is surrendered in connection with exercise of the tandem SAR will terminate and the shares subject to that Option will not be available for further issuance under the Stock Incentive Plan. If any option or SAR granted under the Stock Incentive Plan terminates for any reason or expires before it is exercised in full, or if any shares sold under the Stock Incentive Plan are reacquired by the Company under a right established when the shares were sold, the shares that had been reserved for such option or SAR or the shares so reacquired count toward the maximum number of shares issuable and cannot again be issued under the Stock Incentive Plan. A reduction of the exercise price of an option is treated as the expiration of the option and issuance of a new option.

  No participant may be granted options or other rights, including SARs and incentive stock awards, to purchase more than 66% in the aggregate of the number of shares of Common Stock authorized to be issued under the Plan, as adjusted on account of certain events, such as a stock split, reorganization or recapitalization. If stockholders approve an increase in the number of shares authorized under the Stock Incentive Plan, the 66% limitation will apply to the increased number of shares so authorized.

 Eligibility

  Key employees (including officers and directors who are employees) of the Company or its subsidiaries are eligible for the grant of Options and SARs under the Stock Incentive Plan. Directors who are not employees are not eligible to participate. In the event of Incentive Options, the aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Options become exercisable for the first time by the Option holder (i.e., vest) during any calendar year cannot exceed $100,000. This limit does not apply to Non-Qualified Options and SARs. To the extent an Option that otherwise would be an Incentive Option exceeds this $100,000 threshold, it will be treated as a Non-Qualified Option.

 Exercise Price of Options

  The Company will receive no monetary consideration for the grant of Options under the Stock Incentive Plan. In case of an Incentive Option, the exercise price cannot be less than the fair market value of the shares on the date the Option is granted (if an optionee is a beneficial holder of 10% or more of the Company's outstanding Common Stock (a "10% Holder"), the exercise price of Incentive Option cannot be less than 110% of such fair market value). The exercise price of Non-Qualified Options shall be determined by the Compensation Committee, but shall not be less than 50% of the fair market value of the Common Stock on the date of grant. The exercise price of Options will be adjusted in certain events, such as a stock split, reorganization or recapitalization. The Company does not presently intend to issue any Options which have an exercise price that is less than the fair market value of the underlying Common Stock on the date of grant.

 Payment upon Exercise of Options

  Payment for shares purchased by exercising an Option is to be made in cash or, if the individual Option agreement so provides, by the delivery of promissory notes or the surrender of all or part of the Option to the Company in exchange for a number of shares of Common Stock having a total fair market value on the date of surrender equal to (i) the number of shares that could be acquired by exercising the portion of the Option that is surrendered over (ii) the aggregate exercise price that would otherwise be paid to the Company on a cash exercise of the Option as to the number of shares surrendered. If individual Option agreements so provide, payment of the exercise price also may be made by delivery of shares of Common Stock valued at their fair market value on the date of delivery.

 Term of Options

  The term of an Option cannot exceed ten years, and in the case of an optionee who is a 10% Holder, cannot exceed five years.

 Termination of Employment

  Individual option agreements generally will provide that the Options will expire upon termination of employment except that (i) in the case of involuntary termination that is not for cause, the Option will be exercisable for three months after termination to the same extent that it was exercisable prior to termination, (ii) in the case of termination due to disability or death, the Option will be exercisable for one year after termination to the same extent that it was exercisable prior to termination and (iii) in the case of death during either the three month period referred to in (i) or the one year period referred to in (ii), the Option will be exercisable for one year after death to the same extent exercisable on the date of death. After the death of an optionee, the Option is exercisable by the legal representative of the optionee or by the person that acquired the Option by reason of the death of the Optionee.

 Non-Transferability of Options

  Options are not transferable by the optionee except by will or by the laws of descent and distribution. The disposition of shares acquired pursuant to the exercise of an Option will be subject to any applicable restrictions on transferability imposed by the SEC regulations.

 Stock Appreciation Rights

  A tandem SAR cannot be exercised before the related Option is first exercisable or after the related Option expires or is terminated. In addition, an SAR can be exercised for cash only during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such day. Upon exercise of an SAR, payment to the holder may be made in cash or shares of Common Stock, as the Compensation Committee designates. SARs are not transferable except by will or the laws of descent and distribution. The exercise of an SAR is subject to such further conditions and limitations as the Compensation Committee may determine, including such conditions on exercise as may be required to comply with Rule 16b-3 under the Exchange Act.

 Effective Date

  The Stock Incentive Plan will become effective upon approval thereof by the Company's stockholders.

 Duration of Stock Incentive Plan

  The Stock Incentive Plan will terminate automatically and no Options or SARs may be granted after ten years have elapsed from the earlier of the date the Stock Incentive Plan was approved by the Company's Board of Directors or the effective date of the Stock Incentive Plan. The Stock Incentive Plan may be terminated at any prior time by the Board of Directors. Termination of the Stock Incentive Plan will not affect Options or SARs that were granted prior to the termination date.

 Amendments

  The Stock Incentive Plan may be amended from time to time by the Board of Directors. However, no action of the Board may, without the approval of the Company's stockholders, (i) materially increase the benefits accruing to participants under the Stock Incentive Plan, (ii) increase the number of shares that may be issued under the Stock Incentive Plan (except for certain adjustments that would not further dilute the interest of any stockholder), or
(iii) change the eligibility requirements for participation in the Stock Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following summary outlines certain federal income tax consequences of the Stock Incentive Plan to the Company and participants under present law.

 Incentive Options

  A participant will not recognize income for federal income tax purposes upon the grant of an Incentive Option. A participant also will not be taxed on the exercise of an Incentive Option, provided that the Common Stock acquired upon exercise of the Incentive Option is not sold by the participant within two years after the Option was granted and one year after the Option is exercised (the "required holding period").

  However, for alternative minimum tax ("AMT") purposes, the difference between the exercise price of the Incentive Option and the fair market value of the Common Stock acquired upon exercise is an item of tax preference in the year the Incentive Option is exercised. The participant is required to include such amount in AMT income in such year and to compute the tax basis of the shares so acquired in the same manner as if a Non-Qualified Stock Option had been exercised, including the availability of a Section 83 election (discussed below). Whether a participant will be liable for AMT in the year the Incentive Option is exercised will depend on the participant's particular tax circumstances. AMT paid in such year will be allowed as a credit to the extent regular tax exceeds AMT in subsequent years.

  On a sale, after the required holding period, of Common Stock that was acquired by exercising an Incentive Option, the difference between the participant's tax basis in the Common Stock and the amount received in the sale is taxed as long-term capital gain or loss.

  If Common Stock acquired upon the exercise of an Incentive Option is disposed of by the participant during the required holding period (a "disqualifying disposition"), the excess, if any, of (i) the amount realized on such disposition (up to the fair market value of the Common Stock on the exercise date) over (ii) the exercise price, will be taxed to the participant as ordinary income. If a participant pays the exercise price of an Incentive Option by delivering Common Stock that was previously acquired by exercising an Incentive Option and such delivery occurs before the end of the required holding period of such Common Stock, the participant is treated as making a disqualified disposition of the Common Stock so delivered.

  The Code puts a $100,000 limit on the value of stock subject to Incentive Options that first become exercisable in any one year, based on the fair market value of the underlying Common Stock on the date of grant. To the extent Options exceed this limit, they are taxed as Non-Qualified Stock Options.

 Non-Qualified Stock Options and Stock Appreciation Rights

  A participant who receives a Non-Qualified Stock Option or SAR does not recognize taxable income on the grant of the Option or SAR. Upon exercise of a Non-Qualified Stock Option, a participant generally has ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. Upon receipt of cash or shares when an SAR is exercised, a participant generally has ordinary income in an amount equal to the sum of the amount of cash and the fair market value of the shares received.

  However, if the participant (i) is an officer or director of the Company or the beneficial owner of more than 10% of the Company's equity securities (in each case, within the meaning of Section 16 of the Exchange Act--as so defined, an "Insider"), (ii) does not make a Section 83 election and (iii) receives shares upon the exercise of a Non-Qualified Stock Option or SAR, the recognition of income (and the determination of the amount of income) is deferred until the earlier of (a) six months after the shares are acquired or
(b) the earliest date on which the Insider could sell the shares at a profit without being subject to liability under Section 16(b) of the Exchange Act (six months after the Non-Qualified Stock Option or SAR is granted, in the case of an "in-the-money" Option or SAR). If the participant makes a Section 83 election, income is not deferred. Rather, income is recognized on the date of exercise of the Non-Qualified Stock Option or SAR in an amount equal to the excess of the fair market value of the shares acquired upon exercise over the exercise price. A Section 83 election must be filed with the Internal Revenue Service within thirty (30) days after an Option is exercised.

  A participant's tax basis in shares received upon exercise of a Non-Qualified Stock Option or SAR is equal to the amount of ordinary income recognized on the receipt of the shares plus the amount of cash, if any, paid upon exercise. The holding period for the shares begins on the day after the shares are received or, in the case of an Insider that has not made a Section 83 election, on the day after the date on which income is recognized by the Insider on account of the receipt of the shares.

  If a participant exercises a Non-Qualified Stock Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares, even if their fair market value is different from the participant's tax basis in the shares. The exercise of the Non-Qualified Stock Option is taxed however, and the Company generally is entitled to a deduction, in the same amount and at the same time as if the participant had paid the exercise price in cash. Provided the participant receives a separate identifiable stock certificate therefor, his tax basis in the number of shares received that is equal to the number of shares surrendered on exercise will be the same as his tax basis in the shares surrendered. His holding period for such number of shares will include his holding period for the shares surrendered. The participant's tax basis and holding period for the additional shares received upon exercise will be the same as it would if the participant had paid the exercise price in cash.

  If a participant receives shares upon the exercise of a Non-Qualified Stock Option or SAR and thereafter disposes of the shares in a taxable transaction, the difference between the amount realized on the disposition and the participant's tax basis in the shares is taxed as capital gain or loss (provided the shares are held as a capital asset on the date of disposition), which is long-term or short-term depending on the participant's holding period for the shares.

 Deduction by the Company

  The Company is not allowed a federal income tax deduction on the grant or exercise of an Incentive Option or the disposition, after the required holding period, of shares acquired by exercising an Incentive Option. On a disqualifying disposition of such shares, the Company is allowed a federal income tax deduction in an amount equal to the ordinary income recognized by the participant as a result of the disqualifying disposition, provided that such amount constitutes an ordinary and necessary business expense of the Company, is reasonable in amount and is not disallowed by Section 162(m) of the Code (discussed above).

  The ordinary income recognized by an employee of the Company on account of the exercise of a Non-Qualified Stock Option or SAR is subject to both wage withholding and employment taxes. A deduction for federal income tax purposes is allowed to the Company in an amount equal to the amount of ordinary income taxable to the participant, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable, and that the Company satisfies any tax reporting obligation that it has with respect to such income.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 1995 STOCK OPTION AND INCENTIVE PLAN AND PERFORMANCE-BASED COMPENSATION UNDER THE 1995 STOCK OPTION AND INCENTIVE PLAN AS SET FORTH IN THIS PROPOSAL 2. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES ELIGIBLE TO BE CAST AT THE ANNUAL MEETING.

          PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP ("Peat Marwick"), certified public accountants, audited the Company's consolidated financial statements for the fiscal year ended December 31, 1995. The Board of Directors has appointed Peat Marwick to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1996, and recommends that the stockholders vote for ratification of such appointment. The ratification requires a majority vote of the voting power of those shares of Common Stock and Preferred Stock, voting together as a single class, represented at the meeting. In the event the ratification is not approved, the Board of Directors will reconsider its selection. Representatives of Peat Marwick are not expected to be present at the Annual Meeting and, therefore, will not make a statement or be available to respond to questions at such meeting.

                          1997 STOCKHOLDER PROPOSALS

  In order for stockholder proposals for the 1997 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1997 Proxy Statement, they must be received by the Company at its principal offices, 11501 Northeast Expressway, Oklahoma City, Oklahoma 73131 (Attn: Secretary), prior to December 21, 1996. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 1997 Proxy Statement.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that are likely to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                            SOLICITATION OF PROXIES

  All costs in connection with the solicitation of the enclosed proxy will be borne by the Company. In addition to solicitations of proxies by use of the mail, certain officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone, telegraph and mail. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

                                          RICHARD A. KIPF
                                            Secretary

Oklahoma City, Oklahoma
April 19, 1996

                                                                      EXHIBIT A

                              PREMIER PARKS INC.
                     1995 STOCK OPTION AND INCENTIVE PLAN

I. THE PLAN

  There is hereby established the 1995 Stock Option and Incentive Plan (the "Plan") for Premier Parks Inc. (the "Company"), under which options may be granted to purchase shares of the common stock, $.01 par value/1/, of the Company, under which shares of such common stock may be sold at incentive prices below the market price at the time of sale, and under which stock appreciation rights may be granted.

II. AMOUNT OF STOCK

  An aggregate of One Million, Three Hundred Fifty Thousand (1,350,000)/1/ shares of the Company's common stock may be issued upon exercises of options or stock appreciation rights or upon purchases at incentive prices. Such shares may be authorized but unissued shares, shares held in the treasury or outstanding shares purchased from their owners on the market or otherwise. If any option or stock appreciation right granted under the Plan terminates for any reason or expires before the option or stock appreciation right is exercised in full or if any shares sold under the Plan are reacquired by the Company by reason of any right to reacquire such shares established at the time the shares were initially sold, the shares previously reserved for issuance upon exercise of such option or stock appreciation right or the shares so reacquired shall count toward the maximum number of shares that may be issued under the plan, as adjusted pursuant to next paragraph, and such shares shall not again be available to be issued under the Plan. A reduction of the exercise price of an option shall be treated for purposes of the preceding sentence as the expiration of the option and the issuance of a new option.

  If the outstanding shares of the Company's common stock are from time to time increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through merger, consolidation, reorganization, split-up, split-off, spin-off, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be issued upon purchases made under the Plan and an appropriate and proportionate adjustment shall be made in the number and kind of shares and/or other property which may be issued upon exercise of options or stock appreciation rights granted under the Plan such that each such option or stock appreciation right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the shares subject to the option or stock appreciation right had such option or right been exercised in full immediately prior to such increase, decrease or change. Such adjustment shall be made successively each time that any such increase, decrease or change is made. In addition, in the event of any such increase, decrease or change, the Board of Directors or the Committee shall make such further adjustments as are appropriate to the maximum number of shares subject to the Plan or to the other provisions of the Plan or of incentive stock issued or options or stock appreciation rights granted thereunder. Notwithstanding the foregoing, each such increase, decrease, change or other adjustment with respect to an incentive stock option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (hereafter, an "Incentive Stock Option") (i) shall comply with the requirements to be an issuance or assumption of a stock option in a transaction to which Section 424(a) of the Code applies and (ii) shall not be made if, as a result, an Incentive Stock Option granted hereunder would not be an Incentive Stock Option.

  To the extent that the aggregate fair market value of stock subject to one or more Incentive Stock Options first exercisable by any individual in any calendar year under this Plan (or under all such plans of the Company and its subsidiary corporations) exceeds $100,000, determined as of the time the option is granted, such options
- --------
/1/ The Plan was adopted prior to the Reverse Split. Subsequent to the Reverse
    Split, the par value is $.05 per share and the aggregate number of shares subject to the Plan is Two Hundred Seventy Thousand (270,000).

shall be treated as options that are not Incentive Stock Options. This limitation will be applied by taking into account options in the order in which they were granted and without taking into account Incentive Stock Options granted before 1987.

III. ADMINISTRATION

  (a) The Plan shall be administered by the Board of Directors of the Company or by a Committee appointed by the Board of Directors which shall include not less than two Directors of the Company, each of whom shall be a `disinterested person' within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an `outside director' within the meaning of Treasury Regulation Section 1.162-27(e)(3) promulgated under Section 162(m) of the Code. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. Acts of the Committee may be authorized by a vote of the members if (i) at a meeting, held at a time and place and in accordance with rules adopted by the Committee, at which a majority of the members of the Committee are present and acting, or (ii) reduced to and approved in writing by a majority of the members of the Committee.

  (b) Subject to the express terms and conditions of the Plan, the Board of Directors and the Committee, if it exists, shall have full power to construe the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The exercise of these powers by the Board of Directors or the Committee, as the case may be, shall be conclusive and binding upon all present, past and future participants in the Plan.

  (c) The Board of Directors or the Committee may from time to time determine to which officers or other employees eligible for selection as participants in the Plan, if any, options shall be granted or shares shall be sold under the Plan, the number of shares which may be issued upon exercise of any such option or which may be sold to any such participant, the period during which any option or stock appreciation right may be exercised, the exercise price of any option or the purchase price of any shares, and the means of payment upon exercise of any option or for any shares, determined in each case in accordance with the provisions of the Plan.

  (d) The Board of Directors or the Committee may from time to time, with the consent of the participant, adjust or reduce the option prices of options held by such participant by cancelling such options and granting options to purchase the same or a lesser number of shares at lower option prices or by modifying, extending or renewing such options, as those terms are defined in
Section 424(h) of the Code, and the applicable regulations thereunder. The Board of Directors or the Committee may, from time to time, conditionally or unconditionally accelerate, in whole or in part, rights to exercise any option granted under the Plan.

  (e) The Board of Directors or the Committee shall report in writing to the Secretary of the Company the names of the officers or other employees selected as participants in the Plan, and the terms and conditions of the options to be granted or the shares to be sold to each of them.

IV. ELIGIBILITY FOR PARTICIPATION

  All officers and key employees of the Company and its subsidiary corporations (including officers or employees who are members of the Company's Board of Directors, but excluding directors who are not officers or employees) shall be eligible for selection as participants in the Plan. For this purpose a "subsidiary corporation" is a corporation so defined under Section 424(f) of the Code.

V. TERMS AND CONDITIONS OF OPTIONS

  The terms and conditions of each option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the participant, which shall contain the following provisions, if applicable:

    (a) The number of shares which may be issued upon exercise of the option, the period during which the option may be exercised, the purchase price or prices per share to exercise the option, and the means of payment for the shares; provided, however, that notwithstanding any other provision of the Plan to the contrary, an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted, and, provided, further, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its subsidiary corporations which possess more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such subsidiary corporations, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date such option is granted, and, provided, further, that the purchase price or prices of each share of the Company's common stock subject to any option under the Plan shall be determined as follows:

      (i) The price of each share subject to an Incentive Stock Option under the Plan shall be not less than one hundred percent (100%) of the fair market value of such share on the date the option is granted; provided, however, that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of the Company or any of its subsidiary corporations which possess more then ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of such subsidiary corporations, the price of each share subject to such Incentive Stock Option shall be not less than one hundred and ten percent (110%) of the fair market value of such share on the date the option is granted. In determining stock ownership of an employee for any purposes under the Plan, the rules of Section 424(d) of the Code shall apply, and the Board of Directors or the Committee may rely on the representations of fact made to it by the employee and believed by it to be true.

      (ii) The purchase price of each share subject to a nonqualified stock option under the Plan shall be determined by the Board of Directors or the Committee prior to granting the option. The Board of Directors or the Committee shall set the purchase price for each share subject to a nonqualified stock option at either the fair market value of such share on the date the option is granted, or at such other price as the Board of Directors or the Committee in its sole discretion shall determine; provided, however, that in no event shall the purchase price of a share subject to a nonqualified stock option under the Plan be less than 50% of the fair market value of such share on the date the option is granted.

      (iii) The fair market value of a share on a particular date shall be deemed to be the average (mean) of the reported "high" and "low" sales prices on the largest national securities exchange (based on the aggregate dollar value of securities listed) on which such shares are then listed or traded. If such shares are not listed or traded on any national securities exchange, then, in each case, to the extent the Board of Directors or the Committee determines in good faith that the following prices arise out of a bona fide, established trading market for the shares, (i) the average of the reported "high" and "low" sales prices for such shares in the over-the-counter market, as reported on the National Association of Securities Dealers Automated Quotations System, or, if such prices shall not be reported thereon, the average between the closing bid and asked prices reported, or (ii) if such prices shall not be reported, then the average closing bid and asked prices reported by the National Quotation Bureau Incorporated. In all other cases, the fair market value of a share shall be established by the Board of Directors or the Committee in good faith.

    (b) Such terms and conditions of exercise as may be set by the Board of Directors or the Committee and specified in the Stock Option Agreement.

    (c) That the option is not transferable other than by will or the laws of descent and distribution and that the option is exercisable during the grantee's lifetime only by the grantee or, if the grantee is disabled, by his guardian or legal representative.

    (d) In addition to the restrictions set forth in (c) above, such restrictions on transfer of the option, and such restrictions on transfer of the shares acquired upon exercise of the option, as may be set by the Board of Directors or the Committee.

    (e) Such other terms and conditions not inconsistent with the Plan as may be set by the Board of Directors or the Committee, including provisions allowing acceleration of options upon a change of control of the Company or otherwise.

    (f) In the discretion of the Board of Directors or the Committee, any option granted hereunder may provide that such option may be exercised by the holder's surrender of all or part of such option to the Company in exchange for a number of shares of the Company's common stock having a total market value, as of the date of surrender, equal to the excess of (i) the market value, as of the date of surrender, of the number of shares that could be acquired by the exercise of that portion of the option which is surrendered, over (ii) the aggregate exercise price which would otherwise be paid to the Company upon a normal exercise of the option as to the number of shares surrendered. In the event the foregoing calculation would require the issuance of a fractional share, the Company shall, in lieu thereof, pay cash in an amount equal to the fair market value of such fraction as of the date of surrender.

    (g) The Board of Directors or the Committee may, in its discretion, grant stock appreciation rights to participants who are concurrently being granted, or previously have been granted, options under the Plan. A stock appreciation right shall be related to a particular option (either an option previously granted to a participant or an option granted concurrently with the stock appreciation right) and shall entitle the participant, at such time or times as the related option is exercisable, and upon surrender of the then exercisable option, or part thereof, and exercise of the stock appreciation right, to receive payment of an amount determined pursuant to paragraph (ii) below.

    Stock appreciation rights shall be subject to the following terms and conditions, to the terms of subsection (c) above regarding transferability, and to such other terms and conditions not inconsistent with this Plan as the Board of Directors or Committee may approve and direct:

      (i) A stock appreciation right shall be exercisable by a participant at such time or times, and to such extent, as the option to which it relates shall be then exercisable; provided, however, that a stock appreciation right may be exercised for cash only during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date and that the Board of Directors or Committee may impose such other conditions on exercise as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or and successor provision in effect at that time).

      (ii) Upon exercise of the stock appreciation right and surrender of an exercisable portion of the related option, a participant shall be entitled to receive payment of an amount determined by multiplying:

        A. the difference obtained by subtracting the option exercise price per share of common stock subject to the related option from the fair market value of a share of common stock of the Company on the date of exercise of the stock appreciation right, by

        B. the number of shares subject to the related option with respect to which the stock appreciation right shall have been exercised.

      (iii) Unless otherwise provided, payment of the amount determined under paragraph (ii) above shall be made one-half in cash and one-half in shares of common stock of the Company valued at their fair market value on the date of exercise of the stock appreciation right, provided, however, that the Board of Directors or the Committee, in its sole discretion, may either require or allow the holder of the stock appreciation right to elect for such stock appreciation right to be settled solely in such shares, solely in cash, or in some other proportion of shares and cash, and provided further, however, that cash shall, in any event, be paid in lieu of fractional shares.

      (iv) A stock appreciation right shall in no event be exercisable unless and until six months have elapsed from the date of grant of such stock appreciation right.

      (v) The shares and/or cash delivered or paid to a participant upon exercise of the stock appreciation right shall be issued or paid in consideration of services performed for the Company or for its benefit by the participant.

    (h) Notwithstanding anything herein to the contrary, no participant may be granted options or other rights to purchase, including stock appreciation rights with respect to, more than 66% in the aggregate of the number of shares of common stock authorized to be issued under the Plan, counted as provided in and as adjusted pursuant to, Section 2 above. In the event of an increase in the number of shares authorized under the Plan, the 66% limitation will apply to the increased number of shares so authorized.

VI. LIMITATION ON PRICE FOR SHARES

  No option shall be granted under the Plan, and no stock shall be sold under the Plan, at an exercise price in the case of options or a purchase price in the case of direct sales of stock that is less than the par value of the shares optioned or sold.

VII. PROCEEDS FROM SALES OF SHARES

  The proceeds from the sale of shares under the Plan, upon the exercise of options or directly, shall be added to the general funds of the Company and may thereafter be used from time to time for such corporate purposes as the Board of Directors may determine and direct.

VIII. AMENDMENT SUSPENSION OR TERMINATION OF PLAN

  The Board of Directors may at any time amend, suspend or terminate the Plan. However, no such action by the Board of Directors may be taken without the approval of the stockholders of the Company if such action would increase the aggregate number of shares subject to the Plan (other than pursuant to Section II of the Plan), change the provisions regarding eligibility for participation in the Plan, reduce the exercise price of an Incentive Stock Option to below the price required by Section V(a)(i) of the Plan or materially increase the benefit accruing to participants under the Plan. No amendment, suspension or termination of the Plan shall alter or impair any rights or obligations under any outstanding Stock Option Agreement without the consent of the holder.

IX. PROVISIONS FOR EMPLOYEES OF SUBSIDIARIES

  In connection with the granting of an option or the sale of any shares to a participant who is an employee of a subsidiary corporation, as defined in
Section IV of the Plan, the Company may sell the shares to be optioned or sold to such employee to the subsidiary corporation which is his employer, at a price which shall be not less than the option exercise price or the purchase price of the shares to such participant, but which may be more, in order that the shares sold to the participant, or issued to the participant upon exercise of an option may be issued or sold to him directly by his employer corporation.

X. EFFECTIVE DATE AND TERMINATION OF THE PLAN

  (a) The Plan shall be submitted for a vote at a meeting of the stockholders of the Company or shall be approved by unanimous written consent of the stockholders, in either case in accordance with and only to the extent permitted by the requirements of Rule 16b-3 of the Exchange Act, by the Company's charter and by-laws and by applicable state laws prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options; provided, that if applicable state law does not provide a method and degree of required approval, the Plan must be approved by a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan.

  (b) If approved by the stockholders of the Company within 12 months before or after adoption of the Plan by the Board, the Plan shall become effective on the date of such stockholder approval (the "Effective Date"). Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after the earlier of (i) the date the Plan is adopted by the Board or (ii) the Effective Date. After termination of the Plan, no further options may be granted or shares sold under the Plan (other than upon the exercise of options previously granted under the Plan); provided however, that such termination will not affect any options granted or shares sold prior to termination of the Plan.

XI. MISCELLANEOUS

  (a) The invalidity or illegality of any provision of the Plan shall not affect the validity or legality of any other provision of the Plan.

  (b) The Plan, any options or stock appreciation rights granted or shares sold thereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware from time to time obtaining.

LOGO
                                     PROXY
                               PREMIER PARKS INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints KIERAN E. BURKE and RICHARD A. KIPF (with full power to act without the other and with power to appoint his substitute)
as the undersigned's proxies to vote all shares of Common Stock and Preferred Stock of the undersigned in PREMIER PARKS INC. ("Company"), a Delaware corporation, which the undersigned would be entitled to vote at the Annual
Meeting of Stockholders of the Company to be held at 122 East 42nd St. - 49th Floor, New York, New York 10168, on Thursday, May 23, 1996 at 9:30 a.m.,
E.D.T., and at any and all adjournments thereof as follows:
1.ELECTION OF DIRECTORS[_] FOR all nominees listed below (except as marked to the contrary below)
                 [_] WITHHOLD AUTHORITY to vote for all nominees listed below KIERAN E. BURKE, MICHAEL E. GELLERT, PAUL A. BIDDELMAN, JAMES F. DANNHAUSER,
GARY STORY, JACK TYRRELL.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
- --------------------------------------------------------------------------------
2.Proposal to approve the 1995 Stock Option and Incentive Plan and performance-based compensation under the 1995 Stock Option and Incentive Plan. The Board of Directors recommends a vote FOR this proposal.
                         [_] FOR[_] AGAINST[_] ABSTAIN
- --------------------------------------------------------------------------------
3. Proposal to ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1996. The Board of Directors recommends a vote FOR this proposal.
                         [_] FOR[_] AGAINST[_] ABSTAIN
4.In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.
  PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE
                                     (OVER)




LOGO

  THE SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.
  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 23, 1996 and the Proxy Statement furnished therewith.
  The undersigned hereby revokes any proxy to vote shares of Common Stock or Preferred Stock of the Company heretofore given by the undersigned.
                                           ______________________________, 1996
                                                          (Date)
                                           Signature___________________________
                                           ------------------------------------
                                           Please date, sign exactly as name
                                           appears on this proxy, and promptly
                                           return in the enclosed envelope.
                                           When signing as guardian, executor,
                                           administrator, attorney, trustee,
                                           custodian, or in any other similar
                                           capacity, please give full title.
                                           If a corporation, sign in full
                                           corporate name by president or
                                           other authorized officer, giving
                                           title, and affix corporate seal. If
                                           a partnership, sign in partnership
                                           name by authorized person. In the
                                           case of joint ownership, each joint
                                           owner must sign.